UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: July 13, 2015

HERMAN MILLER, INC.
(Exact name of registrant as specified in its charter)

Michigan (State or Other Jurisdiction of Incorporation)	001-15141 (Commission File No.)	38-0837640 (IRS Employer Identification No.)

855 East Avenue Zeeland, Michigan (Address of Principal Executive Offices)	49464 (Zip Code)

(616) 654-3000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[__]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 13, 2015, the Herman Miller, Inc. Board of Directors and the Executive Compensation Committee (1) awarded long term incentive awards to the CEO and other named executives (the "NEO's") under the Long Term Incentive Plan (LTIP) for the 2015 fiscal year at the target award amounts established in July 2014; (2) approved new base salary levels and established target payout percentages under the Executive Incentive Cash Bonus Plan and the LTIP for the NEO's for the 2016 fiscal year; and (3) approved a special award of conditional stock options to the NEO's subject to performance during the fiscal year 2016 (the "Special Award"). Achievement of the targets under the Executive Incentive Cash Bonus Plan is primarily based on EBITDA (earnings before interest, taxes, depreciation and amortization) improvement from the prior year as determined by the Executive Compensation Committee. The table below presents the FY2016 base salary levels, the Executive Incentive Cash Bonus Plan target percent of base salary level, the LTIP award target value as a percentage of base salary level for the named executives whose compensation was changed, and the maximum value of the Special Award (the "Special Award Value").

Named Executive	FY 2016 Base Salary	FY 2016 Target Bonus as a % of Salary	FY 2016 Target Value of Grants under LTIP as % of Salary	Special Award Value(1)
Brian C. Walker	$900,000	100%	280%	$400,000
Gregory J. Bylsma	$430,000	65%	125%	$200,000
Jeffrey M. Stutz	$350,000	65%	100%	$200,000
Donald D. Goeman	$322,000	65%	80%	$120,000
Andrew J. Lock	£259,095	65%	95%	$150,000

(1) The Executive Compensation Committee and Board approved the Special Award to members of the Company's executive leadership team, including the above-named NEO's. The number of shares subject to the Special Award granted to each recipient as of the end of the one-year performance period will be based upon the relative achievement of the sales, EBITDA and EBITDA growth performance objectives for fiscal 2016 (the "Objectives"), each of which is weighted equally. The actual number of shares that are subject to each option grant may vary based upon performance relative to the Objectives and the value of the stock at the end of the 2016 fiscal year. If granted, the options would vest ratably over a three year period following the date of grant, the exercise price would equal the fair market value of the Company's stock as of the date of the grant, and each option would have a term of 10 years.

Item 5.03        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On July 13, 2015, the Board of Directors (the "Board") of Herman Miller, Inc. (the "Company") adopted an amendment of the Bylaws of the Company. The amendment became effective immediately upon its adoption. A description of the amendment is included below:

•
Amendment to Article III, Section 1 to make clear that the Company can conduct virtual shareholder meetings, and in case of a physical shareholders meeting, the Board will provide the rules for conducting such meeting.

•
A change in Article III, Section 2 removes a requirement to hold the annual meeting of shareholders within five months after the end of each fiscal year. Instead the annual meeting shall be held at a date and time designated by the Board.

•
New language within Article III, Section 8 and 9 allows the chair to adjourn a meeting, allows the Board to postpone a meeting of shareholders, and provides that the Board and chair can prescribe rules for meetings.

•	An amendment to Article IV, Section 5 allows flexibility in the timing of the first Board meeting after an annual meeting.

The description above of the amendments to the Company's bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the bylaws as amended, set forth in exhibit 3 to this form 8-K and incorporated in this Item by reference.

Item 9.01     Financial Statements and Exhibits

Exhibit 3         Amended and Restated Bylaws of Herman Miller, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 17, 2015	HERMAN MILLER, INC.
(Registrant)
	By:	/s/ Jeffrey M. Stutz
Jeffrey M. Stutz
Its: Chief Financial Officer